                                                                     EXHIBIT 5.1



                     [VINSON & ELKINS L.L.P. LETTERHEAD]




                                August 26, 1999


Newfield Exploration Company
363 N. Sam Houston Parkway, E.
Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

         We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company, in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, par value $.01 per share, of the Company ("Common Stock"), including up to 2,500,000 shares (the "Sales Agency Shares") that may be sold by the Company pursuant to the Sales Agency Agreement (as defined below) and (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock. The aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock (including the Sales Agency Shares) and Warrants offered by the Company (the "Securities") will not exceed $275,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the applicable Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the form of Senior Indenture relating to senior Debt Securities of the Company included as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture relating to subordinated Debt Securities of the Company included as an exhibit to the Registration Statement, (iv) the form of Sales Agency Agreement between the Company and PaineWebber Incorporated (the "Sales Agency Agreement") included as an exhibit to the Registration Statement and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereinafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

Newfield Exploration Company
Page 2
July 9, 1999


         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective, (ii) other than with respect to the Sales Agency Shares, a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing any Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement, (iv) the Sales Agency Agreement and each applicable Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us,
(v) each person signing the Sales Agency Agreement and each Indenture will have the legal capacity and authority to do so, (vi) at the time of any offering or sale of any shares of Common Stock (other than the Sales Agency Shares) or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered (other than the Sales Agency Shares) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and
(viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

         Based upon the foregoing examination and review, we are of the opinion that:

         (i) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),
                 (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture will be duly authorized, validly issued, fully paid and nonassessable.

Newfield Exploration Company
Page 3
July 9, 1999


         (ii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock (other than the Sales Agency Shares) or of any series of Preferred Stock (and Depositary Shares, if applicable) and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any Warrants, (b) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (c) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, (1) such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, (2) any Debt Securities issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (i) above being met, constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, (3) any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable and (4) any shares of Common Stock or Preferred Stock (or Depositary Shares, if applicable) issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.

         (iv) When any Sales Agency Shares have been issued and sold as contemplated in the Sales Agency Agreement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware.

Newfield Exploration Company
Page 4
July 9, 1999


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                        /s/  Vinson & Elkins L.L.P.